Exhibit 10.1
PURCHASE AND SALE AGREEMENT

Church Field
Washington County, Colorado

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), dated effective as of October 1, 2009 at 7:00 a.m. Mountain Time (the “Effective Time”), is between EDWARD MIKE DAVIS, L.L.C., a Nevada limited liability company, (“Seller”), and RECOVERY ENERGY, INC., a Nevada corporation, 1515 Wynkoop Street, Suite 200, Denver, Colorado 80202 (“Buyer”). Seller and Buyer are sometimes referred to in this Agreement, collectively, as the “Parties,” and individually, as a “Party.”

Recitals

A. Seller owns certain rights and interests in and to the Church Field (collectively, the “Assets”) described in Exhibit A hereto, located in Washington County, Colorado.

B. Seller desires to sell and assign to Buyer, and Buyer desires to purchase and acquire from Seller, the Assets rests in accordance with the terms and conditions hereof.

Agreement

IN CONSIDERATION OF ONE HUNDRED DOLLARS ($100.00), the mutual premises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. In consideration of the payment of the Purchase Price (described below), and in accordance with the terms and conditions of this Agreement, Buyer agrees to purchase and acquire from Seller, and Seller agrees to sell, assign, transfer and convey to Buyer, the following (collectively, the “Assets”):

(a) One hundred percent (100.00%) working interest and being an eighty percent (80.00%) net revenue interest in and to the leasehold estates created by the oil and gas leases (the “Leases) described in Exhibit A hereto, insofar as and only insofar as the Leases cover and relate to the land (the “Land”) described in Exhibit A hereto.

(b) The wells (the “Wells”) located upon the Land described in Exhibit A hereto.

(c) The production of oil, gas, natural gas liquids, condensate and other hydrocarbons produced from the Land covered by the Leases (the “Production”), or attributable or allocable thereto, or to lands pooled or unitized therewith, from and after the Effective Time.

(d) The equipment, personal property, facilities, pipelines, improvements, fixtures, buildings and structures located upon the Land, or used in connection with the Leases, the Land or the Wells for the production, gathering, treatment, compression, transportation, processing, sale or disposal of hydrocarbons or water produced from the Land, or attributable thereto (collectively, the “Equipment”), including, without limitation, all the wells, well-bores, casing, tubing, gauges, valves, rods, flow lines, gear boxes, pumps, tanks, separators, gathering system, compressors, pipelines, fixtures, pits, buildings and improvements described in Exhibit A-3 hereto.

(e) The surface rights incident or appurtenant to the Leases, the Land and the Wells, and all easements, rights-of-way, permits, licenses, servitudes, surface use agreements or other similar interests affecting the Land, the Leases and the Wells (collectively, the “Surface Rights”).

(f) The agreements, contracts, options, leases, licenses, permits and other documents (collectively, the “Material Contracts”) related to the ownership or operation of the Leases, the Land, the Wells, the Production, the Equipment and the Surface Rights including, without limitation, all operating, unit, pooling, exploration, farm-out, participation, operating, unit, pooling, communitization, gathering, water disposal, processing, transportation and product purchase agreements, and options, permits, orders and decisions of state and federal regulatory authorities.

(g) Copies of Seller’s files and records related to the Leases, the Land and the Wells (the “Records”) including, without limitation, all of the following: (i) land, lease, title, contracts, rights of way, surveys, maps, plats, correspondence and other documents; (ii) division of interest and accounting records; (iii) severance, production and property tax records; and (iv) well, operations, engineering, environmental and maintenance records.

2. The working interest assigned by Seller to Buyer shall be subject to a 20% royalty and overriding royalty (the “Royalty”) burden, so that after closing of the sale contemplated by this Agreement, Buyer shall own a one hundred percent (100.00%) working interest and being an eighty percent (80.00%) net revenue interest. If Seller owns less than 100% of the leasehold interest under the Leases, or in the event the Leases cover less than the full mineral estate in the lands covered by the Leases, then the interest assigned and the Royalty shall be reduced proportionately with respect to Seller’s interest in such Lease or the partial mineral interest covered by the Lease. Seller represents that it only owns interests from the stratigraphic equivalent of the base of the Niobrara formation to the stratigraphic equivalent of the total depth drilled in the Church No. 41-25 well, located in Section 25 of Township 3 South, Range 51 West, 6th P.M., Washington County, Colorado. No reduction shall occur as result of Seller not owning interests in zones outside such stratigraphic interval.

3. The purchase price for the Assets shall be Two Hundred and Fifty Thousand (250,000) shares of restricted common stock of Buyer (the “Shares”), and Seven Hundred and Fifty Thousand Dollars ($750,000.00) (the “Purchase Price”), as adjusted hereunder. The payment of the Purchase Price shall be paid by Buyer to Seller at the Closing by bank wire to Seller’s account pursuant to the following wiring instructions:  Bank of America - Nevada; phone: 866-214-6822; P.O. Box 98600, Las Vegas, NV 89193, Routing No. xxxxxxxxx; Credit to the account of Edward Mike Davis, L.L.C., Account No. xxxxxxxxxx.

4. Ownership of the Assets shall be transferred from Seller to Buyer at Closing, but effective as of the Effective Time. All costs and expenses attributable to the Assets incurred prior to the Effective Time shall be the responsibility and obligation of Seller, and Seller shall be entitled to all of the proceeds from the sale of production attributable to the Assets prior to the Effective Time. In addition, at the Closing, Buyer shall pay Seller for the value of all oil in the tanks and line fill at the Effective Time at the contract price which Seller is receiving from the purchaser of production from the Assets for the month in which the Closing occurs. The determination of the amount of oil in the tanks shall be done by gauging at the Effective Time which shall be jointly measured and observed by representatives of Seller and Buyer. All costs and expenses attributable to the Assets and incurred at or after the Effective Time shall be the responsibility and obligation of Buyer, and Buyer shall be entitled to all proceeds from the sale of production attributable to the Assets at or after the Effective Time. Buyer shall be responsible for and shall pay all of the operating expenses, direct charges and operator’s overhead attributable to the Assets from and after the Effective Time.

5. Seller reserves the right, but shall have no obligation, to sell all (and not less than all) of the Shares back to Buyer (the “Put Right”), for any reason, in Seller’s sole discretion.  The Put Right shall be exercisable, if at all, by notice from Seller to Buyer at any time on Tuesday, December 15, 2009, ending at 5:00 pm local Denver time (if not exercised on such date and by such time, the Put Right shall expire).  The price for the Shares upon any exercise of the Put Right shall be Seven Hundred and Fifty Thousand Dollars ($750,000.00) cash.  Closing shall occur at such time and place as shall be mutually agreeable between the parties, not later than five (5) days following Seller’s notice of exercise.  At the Closing, Seller shall deliver the certificate for the Shares, duly endorsed for transfer, and Buyer shall pay the repurchase price therefor via wire transfer.

6. Absent exercise of the Put Right, Buyer shall (i) file a registration statement with the Securities and Exchange Commission with respect to the Shares (the “Registration”) not later than Monday, January 11, 2010, and (ii) thereafter diligently pursue the Registration to effectiveness.  Buyer may include other equity securities of Buyer in the Registration as well, in Buyer’s discretion.  In connection with the Registration, Seller shall execute such underwriting agreement and other documents as are customary under the circumstances and/or as are executed by all holders of stock included in the Registration.  Buyer shall pay all underwriting commissions, filing fees and other expenses of the Registration, other than the legal fees of Seller (if any).

7. Seller hereby represents and warrants to Buyer as follows:

(a) Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada, and is authorized to do business in the State of Colorado.

(b) Seller has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement, and perform its obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not violate nor be in conflict with any provision of Seller’s articles of organization or organizational documents, or any agreement or instrument to which Seller is a party or is bound, or any judgment, decree, order, writ, injunction, statute, rule or regulation applicable to Seller. The execution, delivery and performance of this Agreement, and the transactions contemplated hereby, have been duly and validly authorized by all requisite action on the part of Seller.

(c) This Agreement has been duly executed and delivered on behalf of Seller, and, at the Closing, all documents and instruments required hereunder to be executed and delivered by Seller shall have been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of Seller enforceable in accordance with their terms.

(d) Seller hereby agrees to warrant and defend the title to the Assets against all liens, encumbrances and defects of title arising by, through, or under Seller, but not otherwise.  The Assets are free and clear of all mortgages, liens or other encumbrances.

(e) To Seller’s knowledge, all rentals and royalties under the Leases have been timely and fully paid.

(f) Seller has paid all ad valorem, property, production, severance, excise taxes and assessments attributable to the Leases, the Land and the Production.

(g) Seller has not received notice of any breach, default or violation under any of the Leases or the Material Contracts. No claim, demand, filing, cause of action, administrative proceeding, lawsuit or other litigation has been served upon Seller or notice received by Seller or, to Seller’s knowledge, threatened with respect to any of the Assets.

(l)           To Seller’s knowledge, there are no consents required to be obtained for, and no preferential rights to purchase exercisable in connection with, the assignment of the Assets by Seller to Buyer hereunder.

(m)  To Seller’s knowledge, there are no outstanding authorities for expenditure or other commitments to make capital expenditures which are binding on the Assets, and which Seller reasonably anticipates will require expenditures in excess of Twenty-five Thousand Dollars ($25,000.00) per item.

(n)           Seller’s interest in the Assets is not subject to any contract for the sale of the production attributable to periods after the Effective Time, other than contracts that may be terminated by thirty (30) days prior written notice. To Seller’s knowledge, Seller’s interest in the Assets is not subject to or burdened by any obligation under a sales, take-or-pay, gas balancing, marketing, hedging, forward sale or similar arrangement, to deliver the production attributable to such interest in the Assets without receiving payment at the time of or subsequent to delivery, or to deliver the Production in the future for which payment has already been received (e.g., a “forward” sale contract).

(h) The Records have been maintained in the ordinary course of Seller’s business, and Seller has not intentionally omitted any material information from the Records.

(i) Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code.

(j) There are no bankruptcy, reorganization or receivership proceedings pending, or, to Seller’s knowledge, threatened against Seller.

(k) Seller has not incurred any liability for brokers or finders fees relating to the transactions contemplated by this Agreement for which Buyer shall have any responsibility whatsoever.

(l) The Shares are being purchased for Seller's own account, for investment purposes only, not for the account of any other person and not with a view to distribution, assignment or resale to others.  Seller will not sell, hypothecate or otherwise transfer Seller’s Shares unless (i) the transfer is registered under the Securities Act of 1933, as amended (the "1933 Act"), and registered or qualified under applicable state securities laws, or (ii) Buyer has received a written opinion of counsel (which opinion and counsel are satisfactory to Buyer) that an exemption from the registration or qualification requirements of the 1933 Act and such state laws is available.

(m) Seller is familiar with and understands the current and proposed business activities of Buyer.   Seller has been given the opportunity to obtain additional information from Buyer and to discuss the current and proposed business of Buyer with representatives of Buyer.   Buyer has made available to Seller all documents and information that Seller has requested relating to an investment in the Shares.  Seller has reviewed and approved the financial statements and other filings of Buyer of public record.    With respect to tax and other economic considerations involved in this investment, Seller is not relying on any advice or opinions from Buyer or any person acting on its behalf.   Seller has carefully considered and has, to the extent Seller believes appropriate, discussed with his or her legal, tax, accounting and financial advisors the suitability of an investment in the Shares for his or her particular tax and financial situation, and has determined that the Shares for which Seller is subscribing are a suitable investment.  Seller (i) has adequate means for providing for Seller's current financial needs and personal contingencies; (ii) has no need for liquidity in this investment; (iii) can afford a complete loss of the funds invested in the Shares; and (iv) does not have an overall commitment to illiquid investments that is disproportionate to Seller's net worth (and Seller's investment in the Shares will not cause such overall commitment to become excessive).

(n) Seller understands that an investment in the Shares is speculative in nature and involves a substantial degree of risk, including risk of losing all or a portion of Seller's investment.   Seller understands that the return of Seller’s money, not just the return on Seller’s money, is not assured.  Seller, in reaching a decision to subscribe, has such knowledge and experience in financial and business matters that Seller is capable of reading and interpreting financial statements and evaluating the merits and risk of an investment in the Shares.

(o) Seller was not offered or sold the Shares, directly or indirectly, by means of any form of general advertising or general solicitation, including, but not limited to, the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar medium of or broadcast over television or radio; or (ii) to the knowledge of Seller, any seminar or meeting whose attendees had been invited by any general solicitation or general advertising.

(p) Seller understands that Buyer's determination that the exemption from the registration provisions of the 1933 Act based upon non-public offerings applicable to the offer and sale of the Shares, is based, in part, upon the representations, warranties, and agreements made by Seller herein.   Seller consents to the disclosure of any such information, and any other information furnished to Buyer or related to this transaction, to any governmental authority, self-regulatory organization, or, to the extent required by law, to any other person.

(q) Seller is an “accredited investor,” as that term is defined in SEC Rule 501.

(r) The certificate evidencing the Shares will reflect a legend in substantially the following form:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS THE TRANSACTION IS REGISTERED UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED FOR SALE UNDER APPLICABLE STATE SECURITIES LAWS, OR THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL THAT AN EXEMPTION FROM THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE.

8. The purchase and sale of the Assets pursuant to this Agreement (the “Closing”) shall occur at on November 6 or November 9, 2009, or such other date as Buyer and Seller may mutually agree by their execution hereof, at the offices of Seller in Denver, Colorado.  At the Closing, the following shall occur:

(a) Seller shall execute, acknowledge and deliver to Buyer (in sufficient counterparts to facilitate recording) an assignment, conveyance and bill of sale (the “Assignment”) covering the Assets, substantially in the form of Exhibit B hereto, with sufficient counterparts for filing in the appropriate governmental offices.

(b) Buyer shall pay to Seller the Purchase Price, in accordance with the terms and conditions hereof, and Buyer shall deliver to Seller the Shares.

(c) Buyer and Seller shall execute, acknowledge and deliver transfer orders or letters in lieu of transfer orders directing all purchasers of production to make payment of proceeds attributable to production from the Assets to Buyer after the Effective Time.

(d) Buyer shall transfer operations of the Assets to Buyer, or Buyer’s contract operator.

(e) Seller shall deliver to Buyer copies of the Records.

9. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT AND THE ASSIGNMENT, THIS AGREEMENT IS MADE WITHOUT ANY OTHER WARRANTIES OR COVENANTS, EXPRESSED OR IMPLIED IN FACT OR IN LAW, AS TO TITLE, MERCHANTABILITY, DURABILITY, USE, OPERATION, OR FITNESS FOR ANY PARTICULAR PURPOSE, AND SELLER DOES NOT IN ANY WAY REPRESENT OR WARRANT THE ACCURACY OR COMPLETENESS OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED TO BUYER BY OR ON BEHALF OF SELLER. BUYER HEREBY AGREES THAT IT HAS INSPECTED OR HAS BEEN GIVEN THE OPPORTUNITY TO INSPECT THE ASSETS, INCLUDING THE LEASES AND ASSOCIATED AGREEMENTS, WELLS, PERSONAL PROPERTY, AND EQUIPMENT ASSIGNED AND CONVEYED HEREIN AND, EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT AND THE ASSIGNMENT, BUYER ACCEPTS THE SAME “AS IS, WHERE IS” AND “WITH ALL FAULTS.”

10. All production, severance, excise and other taxes (other than income taxes) relating to production of oil, gas and condensate attributable to the Assets prior to the Effective Time shall be paid by Seller, and all such taxes relating to such production on or after the Effective Time shall be paid by Buyer. Buyer shall be responsible for any and all state and local taxes or fees imposed on the transfer of the Assets.

11. Seller and Buyer shall use their commercially reasonable efforts in good faith to obtain all of the consents or waivers of preferential rights that are required to be obtained with respect to the transfer of the Assets to Buyer.

12. All exhibits attached to this Agreement are hereby incorporated by reference herein and made a part hereof for all purposes as if set forth in their entirety herein. This Agreement, including the exhibits attached hereto, constitutes the entire agreement between the Parties as to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions of the Parties, whether oral or written. No supplement, amendment, alteration, modification or waiver of this Agreement shall be binding unless executed in writing by the Parties. All other drafts whether written or oral of this Agreement are rescinded and this Agreement supersedes any prior draft of this Agreement whether written or oral, including all previous letters or emails rescinding or cancelling the selling and buying of the Assets.

13. The rights of Seller and Buyer may be assigned and the provisions of this Agreement shall extend to their successors and assigns, provided, however, no assignment shall relieve successors or assigns of its obligations under this Agreement.

14. This Agreement shall be governed and construed in accordance with the laws of the State of Colorado. In the event of any dispute arising out of or relating to this Agreement, the prevailing Party shall be entitled to recover from the other Party court costs and reasonable attorneys’ fees.

15. Any notice required or permitted by this Agreement shall be given in writing by personal service, by e-mail or by facsimile, in each case with verification of delivery, as follows:

If to Seller: Edward Mike Davis, LLC
If to Buyer: Recovery Energy, Inc. 1515 Wynkoop, Suite 200 Denver, Colorado 80202 Attention: Jeffrey Beunier, President Fax: (888) 887-4449 E-Mail: jbeunier@recoveryenergyco.com	With a copy to: Robert G. Lewis, Esq. Ducker Montgomery 1560 Broadway, Suite 1400 Denver, Colorado 80202 Fax: (303) 861-4017 E-Mail: rlewis@duckerlaw.com
(or such other address as designated in writing by either Party to the other) and shall be deemed to have been given as of the date of receipt by the intended Party.

16. The Parties agree to execute, acknowledge and deliver such additional instruments, agreements or other documents, and take such other action as may be necessary or advisable to consummate the transactions contemplated by this Agreement. None of the terms and conditions of this Agreement shall be deemed to have merged with any assignments to be executed in connection herewith. The Parties acknowledge that they and their respective counsel have negotiated and drafted this Agreement jointly and agree that the rule of construction that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation or construction of this Agreement.

17. This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute for all purposes one agreement.  Facsimiles shall be effective as originals.  Facsimiles and electronic copies of this Agreement shall be effective as originals.

IN WITNESS WHEREOF, Buyer and Seller have executed and delivered this Agreement on the dates below the signatures hereto, to be effective for all purposes as of the Effective Time.

SELLER: Edward Mike Davis, L.L.C. By: /s/ Edward Mike Davis Edward Mike Davis, Manager Date: November 6 , 2009	BUYER: Recovery Energy, Inc. By: /s/ Jeffrey Beunier Jeffrey Beunier, President Date: November 6 , 2009

EXHIBIT A
Attached to and made a part of that certain Purchase and Sale Agreement dated effective October 1, 2009
between Edward Mike Davis, L.L.C. and Recovery Energy, Inc.

The Leases and the Land:

Lessor:                   Deane M. White
Lessee:                   R.D. Brew
Dated:                     July 26, 1972
Recorded:               Book 654, Page 419 in Washington County, Colorado
Description:           Insofar and Only Insofar as the Lease covers:
Township 3 South, Range 51 West
Section 25:  NE/4

Lessor:                   Mary Black Phillips
Lessee:                   R.D. Brew
Dated:                     July 26, 1972
Recorded:               Book 654, Page 421 in Washington County, Colorado
Description:           Insofar and Only Insofar as the Lease covers:
Township 3 South, Range 51 West
Section 25:  NE/4

Lessor:                  Waymon G. Peavy
Lessee:                  R.D. Brew
Dated:                    July 26, 1972
Recorded:              Book 654, Page 423 in Washington County, Colorado
Description:          Insofar and Only Insofar as the Lease covers:
Township 3 South, Range 51 West
Section 25:  NE/44

Lessor:     Oliver H. Daniel
Lessee:     R.D. Brew
Dated:                    July 26, 1972
Recorded:              Book 654, Page 425 in Washington County, Colorado
Description:          Insofar and Only Insofar as the Lease covers:
Township 3 South, Range 51 West
Section 25:  NE/4

Lessor:                  C-H-M Company
Lessee:                  R.D. Brew
Dated:                    July 27, 1972
Recorded:              Book 654, Page 429 in Washington County, Colorado
Description:          Insofar and Only Insofar as the Lease covers:
Township 3 South, Range 51 West
Section 25:  NE/4

A-1

Lessor:                   Chester Kincheloe
Lessee:                   R.D. Brew
Dated:                     July 27, 1972
Recorded:              Book 654, Page 431 in Washington County, Colorado
Description:          Insofar and Only Insofar as the Lease covers:
Township 3 South, Range 51 West
Section 25:  NE/4

Lessor:                  George N. Church
Lessee:                  R.D. Brew
Dated:                    June 23, 1972
Recorded:              Book 654, Page 433 in Washington County, Colorado
Description:          Insofar and Only Insofar as the Lease covers:
Township 3 South, Range 51 West
Section 25:  NE/4
Correction of Description
Recorded:              Book 790, Page 107 in Washington County, Colorado
Description:          Insofar and Only Insofar as the Lease covers:
Township 3 South, Range 51 West
Section 25:  NE/4

Lessor:                  Frank De Allen, Jr.
Lessee:                  R.D. Brew
Dated:                    July 7, 1972
Recorded:              Book 654, Page 435 in Washington County, Colorado
Description:           Insofar and Only Insofar as the Lease covers:
Township 3 South, Range 51 West
Section 25:  NE/44

Lessor:                   Jack H. Allen, Executor of the Estate of W.O. Allen, Deceased
Lessee:                  R.D. Brew
Dated:                    October 30, 1972
Recorded:              Book 656, Page 118 in Washington County, Colorado
Description:          Insofar and Only Insofar as the Lease covers:
Township 3 South, Range 51 West
Section 25:  NE/4

A-2

The Wells:

Well Name:           Church 41-25
Located:                NE/4NE/4 of Section 25, T3S-R51W, Washington County, CO
API:                       05-121-10858
Working Interest 100% - Net Revenue Interest 80%

Well Name:           Church 41A-25
Located:                NE/4NE/4 of Section 25, T3S-R51W, Washington County, CO
API:                       05-121-10865
Working Interest 100% - Net Revenue Interest 80%

Well Name:           Church 41B-25
Located:                NE/4NE/4 of Section 25, T3S-R51W, Washington County, CO
API:                       05-121-10985
Working Interest 100% - Net Revenue Interest 80%

The above three wells located on the Lands, including without limitation the rods, tubing, casing and pumping units currently on the Wells (all wells have Grenco drive gear boxes with P.C. pumps) and four 300-barrel production tanks and one 10’ by 27’ treater, one 8’ by 30’ horizontal tank, one 500-barrel bolted water tank, one 300-barrel water tank, one 300-barrel safety tank, one 500-barrel tank (not in use) and two permitted produced water pits located on the Lands.

A-3